Exhibit 10.23

FIRST AMENDMENT TO

COLLATERAL PROTECTION AGREEMENT

This First Amendment to the Collateral Protection Agreement (“First Amendment”) is entered into as of October 30, 2006, by and between JD Design, LLC, a California limited liability company (“JD Design”), and Innovo Group, Inc., a Delaware corporation (collectively, with its subsidiary Joe’s Jeans, Inc., “Innovo”).

W I T N E S S E T H:

WHEREAS, Innovo and JD Design previously entered into that certain Collateral Protection Agreement dated October 13, 2006; and

WHEREAS, the parties deem it to be in its best interest to modify the Collateral Protection Agreement to amend the provision that provides for the issuance of those certain Default Shares (as defined therein) under Section 1.4; and

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Section 1.4 of the Collateral Protection Agreement is hereby amended by deleting the phrase “(i) $0.01” and replacing it with “(i) $0.52”.

2.                                       Section 1.4 of the Collateral Protection Agreement is hereby amended by deleting the phrase “(ii) closing stock price of Innovo as reported by the NASDAQ Stock Market, Inc., on the date upon which JD Design fulfills its obligations under the Guaranty to CIT (the “Default Shares”)” and replacing it with “(ii) closing bid price of the common stock of Innovo as reported by the NASDAQ Stock Market, Inc., at the time immediately preceding the time upon which JD Design fulfills its obligations under the Guaranty to CIT (the “Default Shares”).”

3.                                       Except as set forth herein or as amended by this First Amendment, all other terms and conditions of the Collateral Protection Agreement shall remain the same and shall be in full force and effect.  Any capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Collateral Protection Agreement.  In the event of a conflict between this First Amendment and the Collateral Protection Agreement, the Collateral Protection Agreement shall govern.

4.                                       This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

INNOVO GROUP INC.

By:	/s/ Marc Crossman
Its:	President and CEO

JD DESIGN, LLC

By:	Joe Dahan
Its:	Member Manager